UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The McClatchy Company (the “Company”) held its annual meeting of shareholders on May 15, 2014 to vote on the election of directors, the ratification of Deloitte & Touche LLP as the Company’s independent auditors for 2014, and to approve, in a non-binding vote, the compensation of the Company’s named executive officers. The Company’s shareholders elected directors, approved the ratification of Deloitte & Touche as the Company’s independent auditors and approved, in a non-binding vote, the compensation of the Company’s named executive officers by voting as follows:

1.	Election of Directors
		FOR	WITHHELD	BROKER NON-VOTES

	Class A Common Stock

	Elizabeth Ballantine	33,078,169	289,062	12,335,607
	Kathleen Foley Feldstein	33,201,141	166,090	12,335,607
	Clyde Ostler	33,212,261	154,970	12,335,607

	Class B Common Stock

	Leroy Barnes, Jr.	22,613,132	-0-
	Molly Maloney Evangelisti	22,613,132	-0-
	Craig I. Forman	22,613,132	-0-
	Brown McClatchy Maloney	22,613,132	-0-
	Kevin S. McClatchy	22,613,132	-0-
	Will B. McClatchy	22,613,132	-0-
	Frederick R. Ruiz	22,613,132	-0-
	Patrick J. Talamantes	22,613,132	-0-

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2.	Ratification of Deloitte & Touche LLP as independent auditors for 2014	27,160,048	20,298	3,070	-0-

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3.	To approve, in a non-binding vote, the compensation of the Company’s named executive officers	25,871,855	57,486	20,515	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 19, 2014	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum
Vice President and Chief Financial Officer